EXHIBIT 4.4

SECURITIES PURCHASE AGREEMENT

among

SOUTHWEST WATER COMPANY

and

THE SEVERAL PURCHASERS NAMED HEREIN

Dated as of May 28, 2003

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of May 28, 2003, among Southwest Water Company, a Delaware corporation (the “Company”), and the several Purchasers named on the signature pages hereto (individually a “Purchaser” and collectively, the “Purchasers”).

Recitals:

The Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of up to 1,108,033 shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”) at a price of $10.830 per Share upon and subject to the terms and conditions of this Agreement.

Agreement:

The Company and each Purchaser, severally and not jointly, agree as follows:

Section 1.    Purchase of Company Securities.

1.1    Purchase and Sale of the Shares.    Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser, severally and not jointly, will purchase from the Company the number of Shares set forth on the signature page for each Purchaser at the purchase price set forth on the signature page for each purchaser (the “Purchase Price”).

Section 2.    Closing.    The closing (the “Closing”) of the purchase and sale of the Shares (the “Offering”) will take place at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California, 90071-2007 at 10:00 A.M., local time, on May 28, 2003. The Closing may take place at another time, place or earlier date as is mutually agreed upon by the Company and the Purchasers. The date of the Closing is referred to as the “Closing Date.” At the Closing, the Company will cause its transfer agent to deliver to each Purchaser stock certificates representing the Shares purchased by the Purchaser, against payment of each Purchaser’s Purchase Price by wire transfer of immediately available United States funds payable to the Company’s account pursuant to the wire transfer instructions set forth on Exhibit A. The Shares will be registered in each Purchaser’s name or the name of the nominee of each Purchaser on the Closing Date pursuant to instructions delivered to the Company not less than two business days prior to the Closing Date, and certificates that the Company’s transfer agent cannot reasonably deliver physically prior to Closing will be delivered to the appropriate Purchaser within 3 business days after the Closing Date, with a copy of such certificates to be faxed to such Purchasers on the Closing Date immediately prior to such Purchaser’s wire transfer of funds.

Section 3.    Conditions to the Obligations of the Purchasers at Closing.    The obligation of each Purchaser to purchase and pay for the Shares at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by that Purchaser (as to itself and to no other Purchaser):

3.1    Opinion of Counsel to the Company.    Such Purchaser will have received from Latham & Watkins LLP, special counsel for the Company, its opinion dated the Closing Date in the form of Exhibit B.

3.2    Representations and Warranties.    The representations and warranties of the Company contained in Section 6 must be true and correct in all material respects on and as of the Closing Date except to the extent that the representations and warranties relate to an earlier date in which case the representations and warranties must be true and correct in all material respects on and as of such earlier date.

3.3    Performance of Covenants.    The Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

3.4    No Injunctions; etc.    No court or governmental injunction, order or decree prohibiting the purchase and sale of the Shares will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained which prohibits the consummation of any of the transactions contemplated by this Agreement.

3.5    Closing Documents.    The Company will have delivered to such Purchaser the following:

        (a)    a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying (i) that attached thereto are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date of such certification; (ii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement as in effect on the date of such certification; and (iii) as to the incumbency and specimen signature of the officer of the Company executing this Agreement (such certificate to contain a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to herein).

        (b)    a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing.

        (c)    a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company contained in Section 6 hereof are true and correct in all material respects as of the date of this Agreement and the Closing Date, and that all covenants, agreements and conditions required to be satisfied by the Company under this Agreement at the Closing have been performed, satisfied and complied with by the Company in all material respects.

3.6    Waivers and Consents.    The Company will have obtained all consents and waivers necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Shares, and any such consents and waivers will be in full force and effect.

3.7    Satisfaction of the Purchaser.    All proceedings to be taken in connection with the Offering are to be consummated at or prior to the Closing, and all documents incidental thereto shall be reasonably satisfactory in form and substance to such Purchaser and its counsel, and such Purchaser and its counsel shall have received copies of all documents and information which it may have reasonably requested in connection with the transaction and all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to such Purchaser and its counsel.

Section 4.    Conditions to the Obligations of the Company at Closing.    The obligation of the Company to issue and sell the Shares to a Purchaser at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

4.1    Representations and Warranties.    The representations and warranties of such Purchaser contained in this Agreement must be true and correct in all material respects on and as of the Closing Date.

4.2    Performance of Covenants.    Each Purchaser will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

4.3    No Injunctions.    No court or governmental injunction, order or decree prohibiting the purchase and sale of the Shares will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained which prohibits the consummation of any of the transactions contemplated by this Agreement.

4.4    Closing Documents.    Each Purchaser will have delivered to the Company the following:

        (a)    a duly completed and executed (i) Stock Certificate Questionnaire in the form of Appendix I hereto, (ii) Registration Statement Questionnaire in the form of Appendix II hereto and (iii) Purchaser Questionnaire in the form of Appendix IV hereto.

Section 5.    Representations and Warranties of the Purchasers.    Each Purchaser, severally and not jointly, represents and warrants to the Company that as of the date hereof and as of the Closing Date:

5.1    Accredited Investor.    The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. The Purchaser has answered all questions in the Registration Statement Questionnaire attached hereto as Appendix II for use in preparation of the Shelf Registration Statement (as defined herein) to register the resale of the Shares held by the Purchaser and the answers thereto are true and correct and the Purchaser will notify the Company immediately of any change in any of such information until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Shelf Registration Statement effective.

5.2    Authority, etc.    The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate or partnership power and authority, as the case may be, to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership or other required action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

5.3    Investment Intent.    The Purchaser understands that the Shares are “restricted securities” (as defined in Rule 144 under the Securities Act) and have not been registered under the Securities Act or any applicable state securities law and the Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to distributing or reselling such Shares or any part thereof in violation of any federal or state securities laws, and has no present intention of distributing any of such Shares. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

5.4    Experience of the Purchaser.    The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

5.5    Access to Information.    The Purchaser acknowledges that it has been afforded (i) the opportunity to ask the questions it deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Offering; and (ii) the opportunity to request such additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense.

5.6    No General Solicitation.    The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising.

5.7    International Actions.    The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the placement agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States.

5.8    No Tax or Legal Advice.    The Purchaser agrees that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

Section 6.    Representations and Warranties of the Company.    The Company represents and warrants to each Purchaser that as of the date hereof and as of the Closing Date:

6.1    Organization, Good Standing and Qualification; Subsidiaries.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and its subsidiaries (as defined in Rule 405 under the Securities Act) (“Subsidiaries”) has full corporate power and authority to own and hold its properties and to conduct its business as described in the reports and proxy statements filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2002, with the U.S. Securities and Exchange Commission (the “SEC”) (the “SEC Documents”). Each of the Company and its Subsidiaries is duly qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires qualification or good standing, except for any failure to be so qualified or in good standing that would not have a material adverse effect on the business, properties, results of operations, assets, condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the Company’s ability to perform its material obligations under this Agreement (a “Material Adverse Effect”). Except as set forth on Schedule 6.1, the Company has no subsidiary corporations or entities.

6.2    Capitalization.    As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 250,000 shares of preferred stock, $.01 par value per share (the “Preferred Stock”). As of May 23, 2003, (i) 9,784,769 shares of Common Stock were issued and outstanding and (ii) 10,264.75 shares of Series A Preferred Stock were issued and outstanding. All the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable state and federal securities laws in all material respects and were not issued in violation of, or subject to any preemptive, subscription or other similar rights of any stockholder of the Company. Other than as provided on Schedule 6.2 of this Agreement or disclosed in or filed as exhibits to the SEC Documents and except for options to purchase in the aggregate 30,000 shares of Common Stock granted to certain of the Company’s directors (the “Recent Director Option Grants”), there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company. Except as disclosed in or filed as exhibits to the SEC Documents or as provided on Schedule 6.2, the Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities. The Company owns, directly or indirectly, all of the capital stock of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as reflected in the SEC Documents or as provided on Schedule 6.1. Except as disclosed in the SEC Documents or as set forth on Schedule 6.2 hereof, there are no stockholder agreements, voting agreements or similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

6.3    Corporate Power, Authorization; Enforceability.    The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. All action on the part of the Company, its directors or stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares contemplated hereby and the filing of the Shelf Registration Statement (as defined below) has been taken. The Shares to be purchased on the Closing Date, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, adverse claims or encumbrances (collectively, “Liens”) imposed by or through the Company and will not be subject to any preemptive rights or other similar rights of stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Other than the filing with the Nasdaq National Market System (“Nasdaq”) of a Notification Form for the listing of additional shares and the Company’s payment to Nasdaq of the requisite quarterly fees for the Company’s outstanding shares, no further corporate action is required under the rules of Nasdaq with respect to the transactions contemplated by this Agreement, including without limitation, the issuance of the Shares and the inclusion thereof for trading on Nasdaq.

6.4    Financial Statements and SEC Documents.    (a) Included in the Company’s Form 10-K for the year ended December 31, 2002, are true and complete copies of the audited consolidated balance sheets (the “Balance Sheet”) of the Company as of December 31, 2001 and 2002, and the related audited consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2000, 2001 and 2002 (the “Audited Financial Statements”), accompanied by the report of KPMG LLP with respect thereto. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “Quarterly Report”) has been filed with the SEC pursuant to the EDGAR System. Included in the Quarterly Report are the requisite unaudited balance sheets of the Company and the related unaudited statements of income and statements of cash flows (the “Unaudited Financial Statements,” and together with the “Audited Financial Statements,” the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto and except that the Unaudited Financial Statements may not contain all footnotes required by GAAP), and as of their respective dates, fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries and the results of its operations as of the time and for the periods indicated therein subject, in the case of the Unaudited Financial Statements, to normal, year-end adjustments. Such Financial Statements are in agreement with, the books and records of the Company in all material respects. The Company keeps accounting records in accordance with GAAP in which all material assets and liabilities, and all material transactions, including off-balance sheet transactions, of the Company are recorded in conformity with applicable accounting principles and disclosed as required in the SEC Documents.

(b) As of their respective filing dates, each SEC Document complied in all material respects with the requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, if applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Document. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the Financial Statements of the Company included in the SEC Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

6.5    No Material Adverse Changes.    Since March 31, 2003, except as disclosed in the SEC Documents filed subsequent to that date, if any, there has not been any material adverse change in the business, properties, assets, condition (financial or otherwise), or operating results of the Company and its subsidiaries, taken as a whole.

6.6    Absence of Certain Developments.    Except as described in or contemplated by this Agreement, or the SEC Documents, since March 31, 2003, through the Closing Date, the Company has not (a) issued any stock, options, bonds or other corporate securities except (i) pursuant to the exercise of employee stock options under the Company’s stock option plans, (ii) for the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan, (iii) pursuant to the conversion or exercise of outstanding Common Stock Equivalents (as defined below), (iv) for the Recent Director Option Grants and (v) pursuant to the Company’s Dividend Reinvestment Plan; (b) except for any borrowings under the Company’s existing revolving credit agreements, borrowed any amount or incurred or become subject to any material liabilities (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business and liabilities not required to be reflected on the Company’s Balance Sheet pursuant to GAAP or required to disclosed in filings made with the SEC; (c) except for any borrowings, consistent with past practice, under the Company’s existing revolving credit agreements, discharged or satisfied any material lien or adverse claim or paid any material obligation or liability (absolute, accrued or contingent), other than current liabilities shown in the Company’s Financial Statements and current liabilities incurred in the ordinary course of business; (d) except for the quarterly cash dividends paid in April 2003 on the Company’s Common Stock and Preferred Stock, declared or made any payment or distribution of cash or other property to the stockholders of the Company or purchased or redeemed any securities of the Company; (e) mortgaged, pledged or subjected to any lien or adverse claim any of its material properties or assets, except for liens for taxes not yet due and payable or otherwise in the ordinary course of business; (f) sold, assigned or transferred any of its material assets, tangible or intangible, except in the ordinary course of business; (g) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business; (h) made any material capital expenditures or commitments therefor other than in the ordinary course of business; (i) entered into any other material transaction other than in the ordinary course of business; (j) suffered any material damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any of its Subsidiaries which could, individually or in the aggregate, have or result in a Material Adverse Effect; (k) made any material change in the nature or operations of the business of the Company and its Subsidiaries; (l) defaulted in the payment of principal or interest, or violated any material covenant, with respect to any outstanding debt obligations that are material to the Company and its Subsidiaries as a whole; (m) materially changed its critical accounting policies or deviated materially from historical accounting and other practices in connection with the maintenance of the Company’s books and records; or (n) entered into any agreement or commitment to do any of the foregoing. As used herein, the term “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, Preferred Stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

6.7    No Conflict; Governmental Consents.    (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company, except, in the case of clauses (ii)-(iii), such violations, conflicts, breaches, defaults, creations or impositions which would not be reasonably expected to have a Material Adverse Effect.

(b)    No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Shares, except filings as may be required to be made by the Company after the Closing with (i) the SEC (including any Form D filing), (ii) the National Association of Securities Dealers, Inc. (“NASD”), (iii) Nasdaq, (iv) state blue sky or other securities regulatory authorities.

6.8    No General Solicitation.    Neither the Company nor any person acting on behalf of the Company has conducted any “general solicitation,” as described in Rule 502(c) under Regulation D promulgated under the Securities Act (“Regulation D”), with respect to any of the Shares being offered hereby.

6.9    Registration Form.    The Company is eligible to register the resale of the Shares by the Purchaser on a registration statement on Form S-3 under the Securities Act. To the Company’s knowledge, there exists no facts or circumstances that could reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3.

6.10    No Integration.    Neither the Company, nor any of its affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. Assuming the accuracy of the representations and warranties herein contained of each Purchaser to the extent relevant for such determination, no registration under the Securities Act is required for the offer, issuance and sale of the Shares to the Purchasers by the Company. The issuance of the Shares to the Purchaser will not be integrated with any other past issuance of the Company’s securities that requires stockholder approval under the rules of Nasdaq or that would result in a violation of the Securities Act. The issuance of the Shares to the Purchasers does not require stockholder approval, including any approval pursuant to the rules of Nasdaq.

6.11    No Brokers.    The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with A.G. Edwards, its placement agent (the fees of which will be borne solely by the Company). The Purchasers shall have no obligation with respect to any fees of a type contemplated by this Section 6.11 owed by the Company in connection with the transactions contemplated hereby.

6.12    Taxes.    The Company has filed all material federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

6.13    Licenses and Permits.    To the Company’s knowledge, each of the Company and its Subsidiaries has all Permits (as defined below) required by law or governmental regulations from all applicable courts, administrative agencies or commissions or other governmental authorities or instrumentalities, whether in the United States of America (federal, state or local) or outside of the United States of America that are necessary to operate its businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation of or noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, each such Permit will remain in full force and effect and will not create a right of any other person to terminate or revoke, modify or condition such Permit based on such consummation. “Permit” means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any court, administrative agency or commission or other governmental authority or instrumentality, whether in the United States of America (federal, state or local) or outside of the United States of America.

6.14    Litigation.    Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries or any of its directors or officers in their capacities as such which would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body or administrative agency or other governmental body, which is reasonably expected to result in, a Material Adverse Effect.

6.15    Investment Company.    The Company is not, and after giving effect to the transactions contemplated herein, will not be an “investment company” within the meaning of that term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

6.16    No Default or Violation.    Neither the Company nor any of its Subsidiaries is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound or (ii) to its knowledge, in violation of any order of any court, arbitrator or governmental body, which, in the case of clause (i) and (ii) would reasonably be expected to have a Material Adverse Effect.

6.17    Listing and Maintenance Requirements Compliance.    The Company has not since December 31, 2002, received written notice from Nasdaq to the effect that the Company is not in compliance with the continuing listing or maintenance requirements of the exchange or market. The Company’s Common Stock is registered under Section 12(g) of the Exchange Act and is listed on Nasdaq. The Company is in compliance in all material respects with all listing and maintenance requirements of such market, and has not taken any action designed to terminate registration of its Common Stock or delist the Common Stock from Nasdaq.

6.18    Patents and Trademarks.    To the Company’s knowledge, the Company and each of its Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatenable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property Rights”) that are necessary for use in connection with its business as presently conducted, except where the failure to have such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, there is no existing infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Company’s business as presently conducted. To the Company’s knowledge, the Company is not infringing on or in conflict with any right of any other person with respect to any intangibles nor is there any claim of infringement made or threatened by a third party against or involving the Company.

6.19    Environmental Matters.    The Company and each of its Subsidiaries has obtained all permits, licenses and other authorizations that are required under federal, state and local laws relating to pollution or protection of the environment, including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes (“Environmental Laws”), except for any failures to obtain the permits, licenses or authorizations that would not, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect or as disclosed in the SEC Documents. To the Company’s knowledge, the Company and each of its Subsidiaries is in compliance with all terms and conditions of such permits, licenses and authorizations and is also in compliance with all other limitations, restrictions, conditions and requirements contained in the Environmental Laws or contained in any plan, order, judgment, decree or notice, except for any non-compliance which could not, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect or as disclosed in the SEC Documents. The Company is not aware of, nor has the Company received written notice of, any events, conditions, circumstances, actions or plans which may interfere with or prevent continued compliance or which would give rise to any liability under any Environmental Laws, except for any liability which could not, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect.

6.20    No Anti-dilution.    The issuance of the Shares does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

6.21    No “Piggy-back” Registration Rights.    Except as set forth on Schedule 6.2, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Shares in the Shelf Registration Statement, except for such as have been satisfied or waived and no securities of the Company (other than the Shares) shall be included in the Shelf Registration Statement.

6.22    Accounting.    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.23    Insurance.    The Company maintains and will continue to maintain insurance of the types, against such losses and in amounts, with such insurers and subject to deductibles and exclusions as are customary in the Company’s industry and otherwise reasonably prudent, all of which insurance is in full force and effect.

6.24    Properties.    The Company and each of its Subsidiaries has good title to all material properties and assets reflected as owned by it in the Financial Statements and that it otherwise purports to own, and such properties and assets are not subject to any lien, mortgage, pledge, charge, claim or encumbrance of any kind except: (a) those, if any, reflected in the SEC Documents, or (b) those which are not material to the Company and its Subsidiaries as a whole. The Company and each of its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

6.25    Material Contracts/Trade Relations.    All material agreements to which the Company or its Subsidiaries is a party and which are required to have been filed by the Company on Exhibit 10 to the SEC Documents have been filed by the Company with the SEC pursuant to the requirements of the Exchange Act. Each such agreement is in full force and effect, except as otherwise required pursuant to their terms and is binding on the Company or its Subsidiaries, as the case may be, in each case, in accordance with its terms, and neither the Company or any of its Subsidiaries nor, to the Company’s knowledge, any other party thereto is in breach of or in default under any such agreement, which breach or default would reasonably be expected to have a Material Adverse Effect. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Company or any of its Subsidiaries, or the business of the Company or any of its Subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the business of the Company or any of its Subsidiaries are individually or in the aggregate material to the Company.

6.26    Certain Transactions.    Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees (or the spouses or the affiliates (as defined in Rule 12b-2 of the Exchange Act) of any of the officers or directors) of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), in excess of $60,000, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee or director benefits, including, without limitation, under any employee or director stock purchase plan of the Company or any stock option agreements under any stock option plan of the Company.

6.27    Other Information.    Each Purchaser hereby acknowledges that the offer and sale of the Shares to the Purchasers and the transactions contemplated hereby is nonpublic information and each such Purchaser hereby agrees to keep all such information relating to the offer and sale of the Shares and the transactions contemplated hereby confidential except as set forth herein. Except to those Purchasers that have executed a written non-disclosure agreement with the Company, to the knowledge of the Company, the Company has not provided to any Purchaser any material nonpublic information relating to its business.

Section 7.    Covenants of the Company.    The Company covenants and agrees as follows:

7.1    Reporting Status.    So long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its reasonable commercial efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act.

7.2    Form D; Form 8-K.    The Company will file a Form D within 15 days of the Closing Date with respect to the Shares with the SEC as required under Regulation D under the Securities Act, and upon request, will provide a copy thereof to each Purchaser. The Company shall file within three days after the Closing Date a Current Report on Form 8-K with the SEC in respect of the transactions contemplated by this Agreement.

7.3    Listing and Maintenance Requirements Compliance.    So long as the Company shall continue the listing and trading of its Common Stock on Nasdaq the Company will use its reasonable commercial efforts to comply in all respects with the Company’s reporting, filing and other obligations under the by-laws or rules of such quotation system. The Company shall (a) in the time and manner required by Nasdaq, prepare and file with Nasdaq an additional shares listing application covering the number of Shares issued under this Agreement and (b) take all reasonable steps necessary to cause the Shares to be approved for listing on Nasdaq as soon as practicable thereafter.

7.4    Integration.    The Company will ensure that the issuance of the Shares to the Purchasers will not be integrated with any other issuance of the Company’s securities in the future that would result in a violation of the Securities Act or the rules of Nasdaq.

Section 8.    Survival of Representations and Warranties.    Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of two years after the Closing Date.

Section 9.    Registration of Common Stock; Legends.

9.1    Registrable Securities.    For the purposes of this Agreement, “Registrable Securities” means (a) the Shares and (b) any shares of Common Stock of the Company issued as a distribution with respect to the Shares referred to in (a); provided that (i) any shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company’s obligations under this Section 9 will cease, with respect to a holder’s (a “Holder”) Registrable Securities following the earliest of (x) the second anniversary of the Closing Date, (y) the date on which the Holder may sell in a single transaction all Registrable Securities then held by such Holder pursuant to Rule 144 under the Securities Act or any successor rule (“Rule 144”) as a result of such Holder owning 1% or less of the outstanding Common Stock, and (z) such time as such Registrable Securities held by such Purchaser have been sold (A) pursuant to Rule 144 or (B) pursuant to an effective registration statement. The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to as the “Registration Period.”

9.2    Registration.    (a) The Company will file within 30 days after the Closing Date with the SEC a shelf registration statement on Form S-3 or successor form or another form selected by the Company that is available to it under the Securities Act (the “Shelf Registration Statement”) with respect to the resale of Registrable Securities beneficially owned by the Purchasers following the Closing on a delayed or continuous basis under Rule 415 of the Securities Act and use its reasonable commercial efforts to cause the Shelf Registration Statement to be declared effective no later than the 120th day after the Closing Date; provided, however, that not less than two days prior to the filing of the Shelf Registration Statement, the Company shall provide the Holders with a copy of the Shelf Registration Statement proposed to be filed and the Company agrees to consider all appropriate comments provided by such Holders with respect to the Shelf Registration Statement for inclusion in the Shelf Registration Statement. The Shelf Registration Statement shall contain the Plan of Distribution in substantially the form attached hereto as Exhibit C.

(b)    If (i) the Shelf Registration Statement has not been declared effective by the SEC on or before the 120th day after the Closing Date (the “Default Date”), or (ii) the Purchasers’ use of the prospectus forming a part of the Shelf Registration Statement (the “Prospectus”) is suspended for more than 60 days in any 12-month period pursuant to Section 9.6(a), the Company shall pay to each Purchaser, as liquidated damages, an amount equal to $0.003 for each Share then held by the Purchaser for each day after the Default Date that the Shelf Registration Statement is not declared effective or for each day in excess of 60 days in any 12 month period that the Purchaser’s use of the Shelf Registration Statement is suspended pursuant to Section 9.6(a); provided, however, that the aggregate amounts payable pursuant to this Section 9.2(b) shall in no event exceed 10% of the aggregate Purchase Price paid by the Purchaser pursuant to this Agreement in any 12 month period. The foregoing payment shall constitute the sole monetary remedy available to the Purchaser in the event that the Company does not comply with the deadlines set forth in Section 9.2(b) or Section 9.6(a) with respect to the effectiveness of the Shelf Registration Statement. The Company shall pay any amounts payable under this Section 9.2 in cash within 30 days after the Default Date or within 30 days after the date that the Prospectus has been suspended for more than 60 days in any 12-month period, as applicable.

9.3    Registration Procedures.    In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 9, the Company will use its reasonable commercial efforts:

(a)    To cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof and notify the Purchasers promptly upon effectiveness;

(b)    To prepare and file with the SEC the amendments and supplements to the Shelf Registration Statement and the Prospectus and, subject to Section 9.6(a), take all other reasonable actions as may be necessary to keep the Shelf Registration Statement continuously effective and free from any material misstatement or omission to state a material fact during the Registration Period, and to comply in all material respects with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the Holder’s disposition of Registrable Securities.

(c)    To furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement and of each amendment and supplement thereto, a reasonable number of copies of the Prospectus (including each preliminary Prospectus), in conformity with the requirements of the Securities Act, and the other documents incorporated by reference therein (including exhibits to any of the foregoing) as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by the Holder;

(d)    To register or qualify the Registrable Securities covered by the Shelf Registration Statement under blue sky laws of the various states as any Holder reasonably requests, and do any and all other acts and things that may be reasonably necessary or advisable to enable a Holder to consummate the disposition in those states, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 9.3(d) be obligated to be qualified, to subject itself to taxation in any jurisdiction, or to consent to general service of process in any jurisdiction;

(e)    To provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

(f)    To notify each Holder of Registrable Securities at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Holder, subject to Section 9.6(a), the Company will promptly prepare a supplement or amendment to the Prospectus so that, as thereafter delivered to the Holders of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)    To cause all Registrable Securities to be listed on each securities exchange or Nasdaq on which similar securities issued by the Company are then listed;

(h)    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, so long as any Registrable Securities are outstanding, the Company shall use its reasonable commercial efforts for a period of up two years following the Closing Date:

(i)    to make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(ii)    to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii)    to furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144(c) under the Securities Act.

(i)    To enter into customary agreements (in the event a Purchaser elects to engage an underwriter in connection with the Shelf Registration Statement, including an underwriting agreement containing customary terms and conditions) and take all other actions reasonably related thereto, as reasonably required in order to expedite or facilitate the disposition of Registrable Securities in connection therewith; provided, however, that, except as provided in Section 9.4 hereof, the Company shall not be liable for any expenses, including any underwriter’s fees, commissions and discounts or counsel fees with respect to the sale of Registrable Securities.

(j)    To advise the Purchasers promptly after it has received notice or obtained knowledge of the existence of any stop order by the SEC delaying or suspending the effectiveness of the Shelf Registration Statement or of the initiation or threat of any proceeding for that purpose, and to make every reasonable commercial effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

9.4    Registration and Selling Expenses.    All expenses incurred by the Company in connection with the Company’s performance of or compliance with this Section 9, including (i) all SEC registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense. The Company will not be liable for any underwriter’s fees, commissions and discounts with respect to the sale of Registrable Securities.

9.5    No Delay.    No Holder will have a right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 9.2 hereof as a result of any dispute, controversy or other matter that may arise with respect to the interpretation or implementation of this Agreement.

9.6    Certain Obligations of Holders.

(a)    The Company may voluntarily suspend (a “Suspension”) the effectiveness of the Shelf Registration Statement for a limited time, which in no event shall be longer than 60 consecutive or non-consecutive days in any 12-month period, if (i) the Shelf Registration Statement is not usable because the Prospectus is required, pursuant to Rule 3-05 and Article 11 of Regulation S-X, to include financial statements in respect of businesses acquired or to be acquired and pro forma financial statements and such financial statements are not readily available; or (ii) an event occurs as a result of which the Shelf Registration Statement would, in the reasonable and good faith judgment of the Company’s Board of Directors, after consultation with counsel, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company reasonably determines that the disclosure of such event at such time would have an adverse effect on the business of the Company and its subsidiaries, taken as whole or would cause the premature disclosure of or impede the Company’s ability to consummate a proposed material transaction. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to any Suspension. In the event of any Suspension, the Company will use its reasonable commercial efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible within 60 days after delivery of a notice of Suspension to the Purchasers.

(b)    As a condition to the inclusion of its Registrable Securities, each Holder will furnish to the Company the information requested in Appendix II and any other information that the Company reasonably requests from such Holder from time to time in connection with any registration, qualification or compliance referred to in this Section 9. Each Holder promptly will furnish to the Company all information required to be disclosed in order to make the information previously furnished by it to the Company not materially misleading.

(c)    Each Holder hereby covenants to the Company not to make any sale of the Registrable Securities without effectively complying with the prospectus delivery requirements under the Securities Act. In the event of a sale of Registrable Securities by the Holder under the Shelf Registration Statement, the Holder shall deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Appendix III, so that the Registrable Securities may be properly transferred.

(d)    The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 9.2 may be assigned in whole or in part by a Holder, provided, that: (i) the Company is furnished with an opinion of counsel to the Holder of such Registrable Securities to the effect that the transfer may be effected in accordance with the Securities Act; (ii) the transfer involves not less than the lesser of all of the Holder’s Registrable Securities or 25,000 shares of Common Stock; (iii) the Holder gives prior written notice to the Company; and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument satisfactory in form and substance to the Company and its counsel.

(e)    Each Holder agrees that, upon receipt of any notice from the Company of the happening of an event of the kind described in Section 9.3(f) or Section 9.6(a) or upon notice from the Company of the existence of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Shelf Registration Statement for amendments to the Shelf Registration Statement or Prospectus; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) of the occurrence of any event or passage of time that makes the financial statements included in the Shelf Registration Statement ineligible for inclusion therein or any statement made in the Shelf Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Shelf Registration Statement, Prospectus or other documents so that, in the case of the Shelf Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Holder will, forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Shelf Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Shelf Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

9.7    Transfer of Shares.    A Purchaser may transfer all or any part of its Shares to any person under common management with the Purchaser, and the Company will affect such transfer of restricted certificates and will promptly amend the Prospectus forming a part of the Shelf Registration Statement to add the transferee to the selling stockholders in the Shelf Registration Statement; provided that such transferee shall be required to provide the Company with the information requested in Appendix II hereto and all other information reasonably requested by the Company from time to time in connection with any registration, qualification or compliance referred to in this Section 9.

9.8    Transfer; Restricting Legends.    The Purchasers agree that the Shares may only be transferred or disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement. In addition, each Purchaser agrees to the imprinting of a legend on any of the Shares substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN

RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Section 10.    Indemnification.

(a)    The Company will indemnify, to the extent permitted by law, each Holder of Registrable Securities and each director, officer or controlling person of each Holder within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Shelf Registration Statement or Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus, (ii) any omission or alleged omission to state in the Shelf Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or the omission or alleged omission to state in the Prospectus (or any supplement thereto) any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any failure by the Company to perform any material agreement, covenant or undertaking in this Agreement, and will promptly reimburse each Holder and each director, officer or controlling person of each Holder for reasonable legal and other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or by any omission or alleged omission made in the Shelf Registration Statement or Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished by any Holder specifically for use in the preparation of the Shelf Registration Statement or Prospectus (or any amendment or supplement thereto), or (B) the failure by the Holder or any other person that has the right to be indemnified hereunder to deliver to any purchaser of its Registrable Securities the Prospectus or any supplement or amendment thereto in the form provided to such Holder or such other person that has the right to be indemnified hereunder by the Company if such Holder is required to make such delivery pursuant to the prospectus delivery requirements of the Securities Act or (C) in the case of the occurrence of any event of the type specified in Section 9.6(e) or if the Company gives the Holder notice under Section 9.6(a), the use by the Holder of the Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 9.6(e); provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises directly out of or is based primarily upon an untrue statement or omission made in any preliminary Prospectus or final Prospectus if (i) such Holder failed to send or deliver a copy of the final Prospectus or Prospectus supplement furnished by the Company under Section 9.6(e) with or prior to the delivery of written confirmation of the sale of the Shares, and (ii) the final Prospectus or Prospectus supplement would have corrected such untrue statement or omission. Notwithstanding the foregoing, (1) as provided in Section 9.2(b), the sole monetary remedy available to any Holder for the Company’s failure to comply with the deadlines set forth in Section 9.2(b) or Section 9.6(a) shall be as provided in Section 9.2(b) and (2) the Company shall not be liable to any Holder for any consequential damages, including lost profits, with respect to such losses, claims, damages, liabilities and expenses to which such Holder may become subject arising out of, or based upon, any breach of any covenant made by the Company in this Agreement.

(b)    In connection with the Shelf Registration Statement in which a Holder of Registrable Securities is participating, each Holder will furnish to the Company in writing the information as is reasonably requested by the Company for use in the Shelf Registration Statement or Prospectus and will severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, the Shelf Registration Statement or Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus or (ii) any omission or alleged omission to state in the Shelf Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or the omission or alleged omission to state in the Prospectus any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent the losses, claims, damages, liabilities or expenses arises out of or is based upon (A) an untrue statement or alleged untrue statement or by an omission or alleged omission made in reliance upon and in conformity with the written information specifically furnished by the Holder to the Company for use in connection with the preparation of the Shelf Registration Statement or Prospectus or (B) in the case of the occurrence of any event of the type specified in Section 9.6(e) or the Company gives the Holder notice under Section 9.6(a), the use by the Holder of the Prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 9.6(e). Notwithstanding the foregoing or any other provision of this Agreement, in no event will a Holder of Registrable Securities be liable for any losses, claims, damages, liabilities or expenses in excess of the net proceeds received by such Holder upon the disposition of Registrable Securities pursuant to the Shelf Registration Statement giving rise to such claim.

(c)    Promptly after receipt by an indemnified party under Section 10(a) or (b) of notice of any claim as to which indemnity may be sought, including the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section except to the extent that the indemnifying party is adversely affected by the failure. In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel shall, to the extent it wishes, conduct the defense of any action with counsel approved by the indemnified party (which approval will not be unreasonably withheld or delayed) although the indemnified party will be entitled to participate therein at the indemnified party’s expense, and after notice from the indemnifying party to the indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to the indemnified party under this Section for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if the indemnified party shall have been advised in writing by counsel that representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the indemnified party and any other party represented by the counsel in the action or proceeding or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because the representation is reasonably expected to result in a conflict of interest; provided, however, that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party.

(d)    If the indemnification provided for in Section 10(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties. The relative fault of the Company on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. Notwithstanding the provisions of this subsection (d), a Purchaser shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include, subject to the limitations set forth in Section 10(c), any reasonable legal or other fees or expenses incurred by the party in connection with investigating or defending any action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

Section 11.    Miscellaneous.

11.1    Notices.    Any notice or other communication given hereunder will be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, or sent by confirmed facsimile, addressed to:

If to the Company:

Southwest Water Company

225 North Barraca Avenue, Suite 200

West Covina, California

Attn:    Richard Shields

            Chief Financial Officer

Facsimile: (626) 915-1558

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071-2007

Attn: Cynthia Rotell and Alan Adler

Facsimile: (213) 891-8763

If to a Purchaser:

To the name and address or facsimile number of the Purchaser on the signature page hereto.

Notices will be deemed to have been given or delivered on the date of mailing, except notices of change of address, which will be deemed to have been given or delivered when received.

11.2    Successors and Assigns.    Subject to Section 9.6(d) and Section 9.8, this Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

11.3    Entire Agreement; Amendment.    This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the Purchaser or Purchasers, as the case may be, holding at least 75% of the Shares issued under this Agreement.

11.4    Governing Law.    The terms and provisions hereof will be construed in accordance with and governed by the laws of the State of California without regard to that State’s conflicts of law principles.

11.5    Severability.    The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

11.6    No Waiver.    A waiver by any party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

11.7    Further Assurances.    The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement.

11.8    Counterparts.    This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

11.9    No Third Party Beneficiaries.    Nothing in this Agreement creates in any person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this

Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

11.10    Publicity Restrictions.    Subject to Section 11.11, no press release or other public disclosure relating to the transactions contemplated by this Agreement may be issued or made by or on behalf of any party without prior consultation with the other parties, except as required by applicable law, court process or Nasdaq or other stock exchange rules, in which case the Purchaser or Holder required to make the disclosure will allow the Company reasonable time (to the extent practicable) to comment thereon in advance of the issuance. The Company may issue an initial press release relating to the transactions contemplated by this Agreement, but shall not identify any Purchaser in such press release without the consent of such Purchaser.

11.11    Tax Acknowledgments.    Notwithstanding any other provision in this Agreement to the contrary, the Company (and each employee, representative, or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.

(signature pages follows)

IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

SOUTHWEST WATER COMPANY

By:
Name: Title:

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

By:
Name: Title:

THE RIVERVIEW GROUP, LLC

By:
Name: Title:

ZLP MASTER TECHNOLOGY FUND, LTD.

By:
Name: Title:

CAMDEN PARTNERS LIMITED PARTNERSHIP

By:	Camden Partners Hedge Fund I, LLC
Its:	General Partner

By:
Name:
Title:

.